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                                                                    EXHIBIT 10.9

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                              AMENDED AND RESTATED

                              MANAGEMENT AGREEMENT

                          Dated as of December 15, 2004

                              among BUCKEYE GP LLC

                                       and

                                MAINLINE SUB LLC

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                    AMENDED AND RESTATED MANAGEMENT AGREEMENT

            THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT (the "Agreement"), dated as of December 15, 2004, is entered into among BUCKEYE GP LLC, a Delaware limited liability company (the "General Partner"), and MainLine Sub LLC, a Delaware limited liability company ("Holdco").

                                   WITNESSETH:

            WHEREAS, pursuant to a Management Agreement, dated as of January 1, 1998 (the "Prior Agreement"), Buckeye Management Company ("BMC") and Buckeye Pipe Line Company ("BPLC") engaged Glenmoor Ltd. ("Glenmoor") to provide senior management services to BMC and BPLC;

            WHEREAS, pursuant to Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act, BPLC, BMC and Glenmoor converted as of May 4, 2004 to Delaware limited liability companies;

            WHEREAS, BPLC is the former general partner of Buckeye Partners, L.P., a publicly traded Delaware limited partnership (the "Partnership") and each of Buckeye Pipe Line Company, L.P., Buckeye Pipe Line Holdings, L.P., Laurel Pipe Line Company, L.P. and Everglades Pipe Line Company, L.P., each a Delaware limited partnership (together, the "Operating Partnerships");

            WHEREAS, pursuant to a Contribution, Assignment and Assumption Agreement dated December 15, 2004 (the "Assignment Agreement"), BPLC assigned its general partner interests in the Partnership and the Operating Partnerships to General Partner, and the General Partner assumed various liabilities related to the general partner interests from BPLC, including all of BPLC's liabilities under this Agreement;

            WHEREAS, Holdco is the successor of the merger of BMC and BPLC with and into Glenmoor, which, simultaneously with such merger, changed its name to MainLine Sub LLC; and

            WHEREAS, the parties hereto desire to amend and restate this Agreement as set forth herein to clarify the relationships between the parties in light of the organizational changes recited above.

            NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and intending to be legally bound, the General Partner and Holdco hereby agree as follows:

                                   ARTICLE I

                              Engagement of Holdco

            The General Partner hereby engages Holdco as managing agent, and Holdco accepts its engagement by the General Partner, to manage the business and affairs of the General Partner under the supervision and control of the board of directors of the General Partner.

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Management functions to be performed by Holdco shall include, among other things, supervision of day-to-day activities, insurance management, risk management, strategic planning, acquisition and financial planning and advice regarding corporate and partnership governance issues. Employees of Holdco may also serve as officers and directors of the General Partner, as they may be duly elected from time to time by the board of directors of the General Partner.

                                   ARTICLE II

                                  Compensation

            In consideration for the services to be performed hereunder, the General Partner shall pay Holdco an annual management fee, the amount of which shall be approved each year by the disinterested directors of the General Partner. In connection with such annual approval, Holdco shall submit to the board of directors of the General Partner an itemized report on the components of the management fee in reasonable detail, consistent with past practice. Except to the extent such reimbursement obligations have been released pursuant to the terms and conditions of the Third Amended and Restated Exchange Agreement, dated as of December 15, 2004, among Holdco, the General Partner, the Partnership, and the Operating Partnerships, the management fee shall be based on the reimbursement of all costs and expenses (direct or indirect) incurred by Holdco which are directly or indirectly related to the capitalization, business or activities of the Partnership and the Operating Partnerships, including the salaries, bonuses and benefits (including without limitation participation in all retirement, savings, welfare, workers' compensation and other benefit plans maintained by the General Partner for its employees) of employees of Holdco reasonably allocated to the General Partner based upon time spent on behalf of the Partnership and the Operating Partnerships. The management fee shall include a "Senior Administrative Charge" of not less than $975,000 to compensate Holdco for certain senior management functions set forth in Article I hereof. This Senior Administrative Charge component of the management fee shall be specifically approved by the disinterested directors of the General Partner in connection with its annual approval of the management fee.

                                  ARTICLE III

                               Outside Activities

            Holdco shall be entitled to and may have business interests and engage in business activities in addition to those relating to the business of the General Partner, the Partnership or any Operating Partnership for its own account and for the account of others, without having or incurring any obligation to offer any interest in such businesses or activities to the General Partner, the Partnership or any Operating Partnership; provided, however, that Holdco shall not engage in any businesses or activities that are in direct competition with the General Partner, the Partnership or any Operating Partnership unless Holdco has received prior written consent of the disinterested directors of the General Partner to engage in such competitive activities. Neither the General Partner, the Partnership, any Operating Partnership, nor any limited partner of the Partnership, shall have any rights by virtue of this Agreement, or the relationship created hereby, in any such business interests of Holdco.

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                                   ARTICLE IV

                      Liability of Holdco; Indemnification

      4.01 Liability of Holdco. Notwithstanding anything to the contrary in this Agreement, and except to the extent required by applicable law, neither Holdco, any person who is or was a director, officer, manager, member, employee or agent of Holdco, or any person who is or was serving at the request of Holdco as a director, officer, manager, member, partner, trustee, employee or agent of another person (collectively, the "Indemnitees") shall be liable to the General Partner for any action taken or omitted to be taken by such Indemnitee, provided that such action was taken in good faith and such action or omission does not involve the gross negligence or willful misconduct of such Indemnitee. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith or that an action or omission involves gross negligence or willful misconduct.

      4.02 Indemnification. (a) The General Partner shall, to the fullest extent permitted by applicable law, jointly and severally indemnify each Indemnitee against expenses (including legal fees and expenses), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnitee, in connection with any threatened, pending or completed action, suit or proceeding to which such Indemnitee was or is a party or is threatened to be made a party by reason of the Indemnittee's status as (i) as managing agent under this Agreement; (ii) a director, officer, manager, member, employee or agent of Holdco; or (iii) a person serving at the request of Holdco in another entity in similar capacity, and which relates to this Agreement or the property, business, affairs or management of the General Partner, provided that the Indemnitee acted in good faith, and the act or omission which is the basis of such demand, claim, action, suit or proceeding does not involve the gross negligence or willful misconduct of such Indemnitee.

            (b) Expenses (including legal fees and expenses) incurred in defending any proceeding subject to Section 4.02(a) hereof shall be paid by the General Partner in advance of the final disposition of such proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified by the General Partner as authorized hereunder.

            (c) The indemnification provided by Section 4.02(a) hereof shall be in addition to any other rights to which the Indemnitees may be entitled and shall continue as to an Indemnitee who has ceased to serve in a capacity for which the Indemnitee is entitled to indemnification, and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

            (d) To the extent commercially reasonable, the General Partner shall purchase and maintain, or cause to be purchased and maintained, insurance on behalf of the Indemnitees against any liability which may be asserted against, or expense which may be incurred by, such Indemnitees in connection with the General

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Partner's activities, whether or not the General Partner would have the power to indemnify such Indemnitees against such liability under the provisions of this Agreement.

            (e) An Indemnitee shall not be denied indemnification in whole or in part under Section 4.02(a) hereof because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement").

            (f) The provisions of this Article IV are for the benefit of the Indemnitees and their heirs, successors, assigns, administrators and personal representatives, and shall not be deemed to create any rights for the benefit of any other persons.

                                   ARTICLE V

                         No Interest Conveyed to Holdco

            This Agreement is a management agreement only and does not convey to Holdco any right, title or interest in or to any assets of the General Partner, except that Holdco shall have and is hereby granted a license to enter upon and use such assets for the purpose of performing its duties and obligations hereunder.

                                   ARTICLE VI

                                      Term

            The term of this Agreement shall commence as of the date hereof and shall continue until the earlier of (i) the dissolution and liquidation of the Partnership, (ii) the dissolution and liquidation of Holdco or (iii) the removal of the General Partner as general partner of the Partnership. Notwithstanding the foregoing, the General Partner may terminate this Agreement on not less than 180 days' prior written notice upon a determination by the disinterested directors of the General Partner that continuation of this Agreement is not in the best interests of the Partnership; provided, however, that if the General Partner terminates this Agreement pursuant to the foregoing clause for reasons other than the bad faith, gross negligence or willful misconduct of Holdco or its directors, officers or employees in connection with a matter material to the Partnership, the General Partner shall pay Holdco promptly following the effective date of Holdco's termination a termination fee equal to (i) the previous year's Senior Administrative Charge multiplied by three, plus (ii) any amount outstanding pursuant to Article II hereof, including reimbursement of severance obligations arising out of the termination of this Agreement by the General Partner which have been approved by the appropriate committee of the board of directors of the General Partner.

                                  ARTICLE VII

                               General Provisions

      7.01 Address and Notices. Any notice under this Agreement shall be deemed given if received in writing by the General Partner at its principal offices located at 5002

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Buckeye Road, P.O. Box 368, Emmaus, PA 18049 or by Holdco at its principal offices located at 5 Radnor Corporate Center, 100 Matsonford Road, Radnor, Pennsylvania 19087.

      7.02 Headings. All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

      7.03 Assignment; Binding Effect. This Agreement may not be assigned by Holdco without the prior written consent of the disinterested directors of the General Partner. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

      7.04 Entire Agreement. This Agreement constitutes the entire agreement between the parties with regard to management services to be provided by Holdco to the General Partner and supersedes all prior agreements or understandings between the General Partner and Holdco or their agents with regard to such services.

      7.05 Modification; Waiver. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition. No waiver at any time of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision at any other time.

      7.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

      7.07 Accounting Principles. All financial reports requested to be rendered under this Agreement shall be prepared in accordance with generally accepted accounting principles.

      7.08 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

      7.09 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

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            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                  BUCKEYE GP LLC

                                  By: /s/ Robert B. Wallace
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                                  Name: Robert B. Wallace
                                  Title: Senior Vice President - Finance and
                                  Chief Financial Officer

                                  MainLine Sub LLC

                                  By: /s/ Stephen C. Muther
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                                  Name: Stephen C. Muther
                                  Title: Senior Vice President - Administration, General Counsel and Secretary

                   [Amended and Restated Management Agreement]